UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2014 (May 28, 2014)

American Realty Capital Trust V, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55197	90-0929989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

American Realty Capital Trust V, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders on May 28, 2014. At the annual meeting, the stockholders voted on the election of Nicholas S. Schorsch, Edward M. Weil, Jr., David Gong, Robert H. Burns and Stanley R. Perla to the Company’s Board of Directors for one-year terms until the 2015 Annual Meeting of Stockholders and until their respective successor is duly elected and qualified.

The stockholders elected all five nominees for director.

The full results of the matters voted on at the annual meeting are set forth below:

Proposal No. 1 — Election of Directors:

Nominee	Votes For	Votes Against	Abstentions
Nicholas S. Schorsch	32,335,520.554	201,829.143	1,110,529.018
Edward M. Weil, Jr.	32,350,294.434	181,445.205	1,116,139.076
David Gong	32,205,041.251	329,487.255	1,113,350.209
Robert H. Burns	32,167,616.348	334,563.165	1,145,699.202
Stanley R. Perla	32,197,771.119	327,079.791	1,123,027.805

No other proposals were submitted to a vote of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST V, INC.

Date: June 2, 2014	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch Chief Executive Officer and Chairman of the Board of Directors